Exhibit 99.1

Argon ST, Inc. Announces First Quarter 2009 Results

FAIRFAX, Va.--(BUSINESS WIRE)--February 5, 2009--Argon ST, Inc. (NASDAQ:STST), a leading developer of command, control, communications, computers, combat systems, intelligence, surveillance, and reconnaissance (C5ISR) systems, today reported results for first fiscal quarter ended December 28, 2008.

  First quarter 2009 revenue of $84.0 million grew 13 percent compared to $74.3 million in the first quarter of the prior year ended December 30, 2007
  Operating income for the first quarter was $7.6 million – an increase of 13 percent over the $6.8 million reported in the same quarter of the prior year
  Fully diluted Earnings Per Share (EPS) for the first quarter was $0.24 on 22.0 million shares and share equivalents, a 23 percent increase over the $0.19 per share on 22.3 million shares and share equivalents reported in the year ago period
  Adjusted EBITDA for the quarter was $10.8 million or 13 percent margin on revenue -- an increase of 12 percent over Adjusted EBITDA of $9.6 million, or 13 percent margin on revenue in the first quarter of the prior year
  Bookings for the quarter were $64 million; backlog at the end of the first quarter was $308 million

“In 2008 we set out to create reliable and achievable operational and financial objectives and we were successful. Our goal for 2009 is to continue to achieve growth and return value to our stockholders and customers,” said Dr. Terry Collins, Chairman and Chief Executive Officer, Argon ST. “Overall, we are off to a good start to the year with significant growth in EPS for the quarter. We will continue initiatives to control costs, invest in long-term solutions that deliver value to our customers, focus on outperforming our competitors, expand our customer base, and manage risk.”

First Quarter 2009 and 2008 Financial Highlights

Financial highlights from the fiscal quarters ended December 28, 2008 and December 30, 2007 include:

(in millions, except per share amounts)

	Q1 2009	Q1 2008
Revenue	$84.0	$74.3
Operating Income	7.6	6.8
Adjusted EBITDA (a)	10.8	9.6
Net Income	5.2	4.3
Net Income per share, fully diluted	$0.24	$0.19

Notes: (a) Denotes a non-GAAP financial measure. For important information about these measures please see below under “Non-GAAP Financial Measures” and Annex A, which provides a detailed reconciliation to GAAP measures of these items.

First Quarter Results

For the first quarter ended December 28, 2008 revenue was $84.0 million. This represents a 13 percent improvement over revenue of $74.3 million in the first quarter of the prior year and a 12 percent sequential decrease of revenue compared to $95.1 million in the fourth quarter of 2008.

Operating income for the quarter was $7.6 million. This compared favorably to the $6.8 million reported in first quarter of the prior year. Sequential operating income decreased by $0.7 million from the $8.3 million reported in the fourth quarter of 2008.

Adjusted EBITDA for the first quarter ended December 28, 2008 was $10.8 million or 13 percent margin on revenue. This represents a 12 percent increase over Adjusted EBITDA of $9.6 million, or 13 percent margin on revenue in the first quarter of the prior year and a nine percent sequential decrease over Adjusted EBITDA of $11.8 million, or 12 percent margin on revenue in the fourth quarter of 2008.

The effective income tax rate for the quarter was 31.8 percent. This rate includes a one time catch-up adjustment to reflect the re-enactment of the Federal Research and Development tax credit.

Net income for the quarter was $5.2 million, an increase of 21 percent compared to the $4.3 million reported in the first quarter of the prior year. Net income for the quarter decreased two percent from the $5.3 million reported in the fourth quarter of 2008.

Fully diluted earnings per share for the quarter was $0.24 on 22.0 million shares and share equivalents. Fully diluted earnings per share in the first quarter of the prior year was $0.19 on 22.3 million shares and share equivalents and was $0.24 in the fourth quarter of 2008 on 22.0 million shares and share equivalents.

2009 Outlook

Argon management has no change to its guidance issued December 4, 2008 for the fiscal year ending September 30, 2009:

  Revenue is anticipated to be in the range of $375 to $395 million
  Operating income is anticipated to be in the range of $34 to $38 million
  Adjusted EBITDA is anticipated to be in the range of $48 to $53 million

Non-GAAP Financial Measures

In addition to the Company's financial results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included in this press release, the Company has provided Adjusted EBITDA that is not calculated according to GAAP. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related retention and excludes other one-time charges.

Management believes that Adjusted EBITDA provides investors important information about the operating trends of the Company. Adjusted EBITDA excludes certain non-cash expenses, such as stock-based compensation expense, and other expenses that management does not believe are reflective of ongoing operating results. Management uses Adjusted EBITDA to evaluate performance of its business operations.

This non-GAAP measure is not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included on Annex A of this press release.

Conference Call and Web Cast Information

Argon ST will be hosting a conference call and web cast for parties interested in further information about the company's performance during the first quarter and fiscal year 2009 as well as information regarding the company's 2009 outlook. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866-730-5769. International callers should dial 857-350-1593. When prompted by the operator, provide conference passcode 39241097.

If you are unable to participate in the call at this time, a replay will be available for a year starting on Thursday, February 5, 2009 at approximately 1:00 PM Eastern Time. To access the replay, dial 888-286-8010 and enter passcode 29712075. International callers should dial 617-801-6888 and enter the same passcode 29712075.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties at the Company's website www.argonst.com. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call by accessing the same link.

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, and Reconnaissance (C5ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. These statements may contain words such as “expects,” “could,” “believes,” “estimates,” “intends,” “may,” “envisions,” “targets” or other similar words. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward-looking statements are subject to numerous risks and uncertainties, and our actual results could differ materially as a result of such risks and other factors. These risks and uncertainties include without limitation the risks and uncertainties identified in the reports filed by the Company with the Securities and Exchange Commission (including the Company's Form 10-K for the fiscal year ended September 30, 2008). Such risks and uncertainties also include, but are not limited to: the availability of U.S. and international government funding for our products and services, including, without limitation, statements with respect to total estimated remaining contract values and the Company’s expectations regarding the U.S. government’s procurement activities related thereto; changes in the U.S. federal government procurement laws, regulations, policies and budgets (including changes to respond to budgetary constraints and cost-cutting initiatives); changes in appropriations types and amounts due to the priorities of the new Administration in Washington; the number and type of contracts and task orders awarded to us; the exercise by the U.S. government of options to extend our contracts; our ability to retain contracts during any rebidding process; the timing of Congressional funding on our contracts; any delay or termination of our contracts and programs; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of contract deliverables; our ability to attract and retain qualified personnel, including technical personnel and personnel with required security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures we may make; the competitive environment for defense and intelligence information technology products and services; the ability, because of the global economy and issues in the banking industry, to secure financing when and if needed; the financial health and business plans of our commercial customers; general economic, business and political conditions domestically and internationally; and other factors affecting our business that are beyond our control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 28, 2008	September 30, 2008
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$3,647	$15,380
Accounts receivable, net	127,296	104,859
Inventory, net	3,849	3,757
Deferred income tax asset	4,160	4,534
Prepaids and other	4,080	5,416
TOTAL CURRENT ASSETS	143,032	133,946
Property, equipment and software, net	27,940	27,558
Goodwill	173,948	173,948
Intangibles, net	3,715	4,055
Other assets	791	831
TOTAL ASSETS	$349,426	$340,338

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$24,844	$29,133
Accrued salaries and related expenses	13,050	10,283
Deferred revenue	7,491	4,361
Income taxes payable	1,953	-
Other liabilities	140	132
TOTAL CURRENT LIABILITIES	47,478	43,909
Deferred income tax liability, long term	1,449	1,900
Deferred rent and other liabilities	1,841	2,085
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock:	228	228
Additional paid in capital	223,374	222,349
Treasury stock at cost	(18,425)	(18,425)
Retained earnings	93,481	88,292
TOTAL STOCKHOLDERS' EQUITY	298,658	292,444
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$349,426	$340,338

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended
	December 28, 2008	December 30, 2007

CONTRACT REVENUES	$84,026	$74,266

COST OF REVENUES	68,846	60,337

GENERAL AND ADMINISTRATIVE EXPENSES	5,788	5,457

RESEARCH AND DEVELOPMENT EXPENSES	1,772	1,700

INCOME FROM OPERATIONS	7,620	6,772

INTEREST INCOME, NET	(14)	120

INCOME BEFORE INCOME TAXES	7,606	6,892
PROVISION FOR INCOME TAXES	2,417	2,609
NET INCOME	$5,189	$4,283

EARNINGS PER SHARE (Basic)	$0.24	$0.20
EARNINGS PER SHARE (Diluted)	$0.24	$0.19

WEIGHTED-AVERAGE SHARES
OUTSTANDING
Basic	21,667,861	21,871,285
Diluted	21,997,425	22,252,225

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Three Months Ended
	December 28, 2008	December 30, 2007
Cash flows from operating activities
Net income	$5,189	$4,283
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,003	1,935
Amortization of deferred costs	42	-
Deferred income tax benefit	(75)	(242)
Stock-based compensation	809	723
Change in:
Accounts receivable	(22,437)	(15,489)
Inventory	(92)	(30)
Prepaids and other	976	1,278
Accounts payable and accrued expenses	(3,889)	(5,460)
Accrued salaries and related expenses	2,767	(660)
Deferred revenue	3,130	966
Income taxes	2,311	2,824
Deferred rent and other current liabilities	(158)	(113)

Net cash used in operating activities	(9,424)	(9,985)

Cash flows from investing activities
Acquisitions of property, equipment and software	(2,445)	(3,323)
Proceeds from note receivable and other	4	344

Net cash used in investing activities	(2,441)	(2,979)

Cash flows from financing activities
Stock repurchases	-	(2,772)
Payments on capital leases	(15)	(46)
Tax benefit of stock option exercises	67	18
Proceeds from exercise of stock options	80	64

Net cash provided by (used in) financing activities	132	(2,736)

Net decrease in cash and cash equivalents	(11,733)	(15,700)
Cash and cash equivalents, beginning of period	15,380	22,965
Cash and cash equivalents, end of period	$3,647	$7,265
Supplemental disclosure
Income taxes paid	$92	$7

ANNEX A:
ARGON ST, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION (unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended
	December 28, 2008	December 30, 2007

Net income	$5,189	$4,283
Provision for income taxes	2,417	2,609
Interest, net	14	(120)

Non-cash items:
Depreciation and Amortization	2,045	1,935
Stock-based compensation	809	723
Acquisition related retention compensation	300	200

Adjusted EBITDA	$10,774	$9,630

CONTACT:
Argon ST, Inc.
Investor Contact:
Aaron Daniels, 703-995-5610
ir@argonst.com
or
Media Contact:
Lori Hughes, 703-995-5610
media@argonst.com